As filed with the Securities and Exchange Commission on November 2, 2009

Registration No. 333-126640

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RESIDENTIAL CAPITAL, LLC*

(Exact name of registrant as specified in its charter)

*Additional registrants shown on next page

Delaware	6162	20-1770738
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

One Meridian Crossings

Minneapolis, Minnesota 55423

(952) 857-8700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tammy Hamzehpour

Residential Capital, LLC

One Meridian Crossings

Minneapolis, Minnesota 55423

(952) 857-8700

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

Philip J. Niehoff

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

(312) 782-0600

Approximate date of commencement of proposed sale to the public: not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
GMAC Residential Holding Company, LLC	Delaware	6162	91-1902190
GMAC-RFC Holding Company, LLC	Delaware	6162	23-2593763
GMAC Mortgage, LLC	Delaware	6162	23-1694840
Residential Funding Company, LLC	Delaware	6162	93-0891336
Homecomings Financial, LLC	Delaware	6162	51-0369458

*	Address and telephone number of principal executive offices are the same as Residential Capital, LLC, except with respect to GMAC Residential Holding Company, LLC, whose principal executive office is at 3993 Howard Hughes Parkway, Las Vegas, Nevada 89169, and GMAC Mortgage, LLC, whose principal executive office is at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034, telephone (215) 682-1000.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4, Registration No. 333-126640, (the “Registration Statement”), of Residential Capital, LLC, formerly known as Residential Capital, Inc. (the “Company”), and of GMAC Residential Holding Company, LLC (Formerly known as GMAC Residential Holding Corp.), GMAC-RFC Holding Company, LLC (formerly known as GMAC-RFC Holding Corp.), GMAC Mortgage, LLC (formerly known as GMAC Mortgage Corporation), Residential Funding Company, LLC (formerly known as Residential Funding Corporation) and Homecomings Financial, LLC (formerly known as HomeComings Financial Network, Inc.) (together, the “Guarantor Subsidiaries”). The Registration Statement was declared effective in September 2005.

By prospectus dated September 27, 2005, the Company and the Guarantor Subsidiaries offered to exchange $1.0 billion of Floating Rate Notes due 2007, $2.5 billion of 6.375% Notes due 2010 (the “2010 Notes”) and $500 million of 6.875% Notes due 2015 (the “2015 Notes”) in a transaction (together the “Registered Notes”) for outstanding notes (the “Unregistered Notes”) that were substantially similar to the Registered Notes, but were issued in a transaction exempt from the registration requirements of the Securities Act of 1933. Both the Registered Notes and the Unregistered Notes were guaranteed by the Guarantor Subsidiaries. The exchange offer expired and the offering ceased on October 31, 2005. On November 4, 2005, the Registered Notes were issued in exchange for all of the Unregistered Notes, except for $9,109,000 of the 2010 Notes and $140,000 of the 2015 Notes, which were not tendered. Those notes were never issued. This Post-Effective Amendment No. 1 is being filed to remove from registration the $9,109,000 of the 2010 Notes and $140,000 of the 2015 Notes that were not issued in the exchange offer and have not otherwise been issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 2, 2009.

RESIDENTIAL CAPITAL, LLC

By:	/S/ JAMES N. YOUNG
Name:	James N. Young
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 2, 2009.

GMAC RESIDENTIAL HOLDING COMPANY, LLC

By:	/S/ JAMES N. YOUNG
Name:	James N. Young
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 2, 2009.

GMAC-RFC HOLDING COMPANY, LLC

By:	/S/ JAMES N. YOUNG
Name:	James N. Young
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 2, 2009.

GMAC MORTGAGE, LLC

By:	/S/ JAMES N. YOUNG
Name: James N. Young
Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 2, 2009.

RESIDENTIAL FUNDING COMPANY, LLC

By:	/S/ JAMES N. YOUNG
Name: James N. Young
Title: Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 2, 2009.

HOMECOMINGS FINANCIAL, LLC

By:	/S/ JAMES N. YOUNG
Name: James N. Young
Title: Chief Financial Officer